UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 29, 2007
HALIFAX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia		22312

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A
Former name, former address, and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 29, 2007, Halifax Corporation (the “Company”) and its subsidiaries, Halifax Engineering, Inc. (“Engineering”), Microserv LLC (“Microserv”) and Halifax Alphanational Acquisition, Inc. (“Alphanational” and, together with the Company, Engineering and Microserv, the “Borrowers”), entered into the Fourth Amended and Restated Loan and Security Agreement (the “Revolving Credit Agreement”) with Provident Bank to extend the maturity date of the Company’s current credit facility to June 30, 2008. The maximum amount available under the Revolving Credit Agreement is $10.0 million. The amount outstanding under the Revolving Credit Agreement bears interest at Provident Bank’s prime rate plus one-quarter percent (0.25%). The Company will also pay an unused commitment fee on the difference between the maximum borrowing amount and the amount actually advanced, determined by the average daily amount outstanding during the period. The difference is multiplied by one-quarter percent (0.25%). This amount is payable on the last day of each quarter until the Revolving Credit Agreement is terminated. Additionally, the Company will pay a fee of $1,000 per month. Advances under the Revolving Credit Agreement are collateralized by a first priority security interest on all of the Company’s assets, as defined in the Revolving Credit Agreement.
     The Revolving Credit Agreement contains representations, warranties and covenants that are customary in connection with a transaction of this type. The Revolving Credit Agreement contains certain covenants that include, but are not limited to: (i) maintaining the Company’s accounts in a cash collateral account at Provident Bank, the funds in such accounts may be applied in the Company’s discretion against obligations owed to Provident Bank, (ii) notifying Provident Bank in writing of any cancellation of a contract having annual revenues in excess of $250,000, (iii) in the event receivables arise out of government contracts, assigning to Provident Bank all government contracts with amounts payable of $100,000 or greater and in duration of six months or longer, (iv) obtaining written consent from Provident Bank prior to permitting a change in ownership of more than 25% of the stock or other equity interests of the Company and its subsidiaries or the entry by the Company or its subsidiaries into a merger or consolidation or sale or lease of substantially all of the assets of the Company or its subsidiaries, (v) obtaining prior written consent of Provident Bank, subject to exceptions, to make payments of debt to any person or entity or making any distributions of any kind to any officers, employees or members, and (vi) obtaining prior written consent from Provident Bank prior to entering into or amending any contract with IBM or any of its subsidiaries or affiliates concerning work performed for certain entities. The Revolving Credit Agreement also contains certain financial covenants that require the Company to, among other things, maintain a tangible net worth plus subordinated debt of not less than $4.0 million, a current ratio of 1.4:1, a total liabilities to net worth ratio of not greater than 4.0:1 and a debt service coverage equal or greater than 1.25:1, as more fully described in the Revolving Credit Agreement.
     Events of default include, but are not limited to: (i) a determination by Provident Bank in its discretion that the financial condition of the Company or any person or entity that generally is now or hereafter liable, directly, contingently or otherwise obligated to pay Provident Bank under the Revolving Credit Agreement (“Other Obligor”) is unsatisfactory, (ii) the Company or an Other Obligor becoming insolvent or having an involuntary petition for bankruptcy filed against it, (iii) a default under any indebtedness by the Company or any Other Obligor, and (iv) a change in more than 25% of the ownership of the Company without the prior written consent of Provident Bank. Upon an event of default, Provident Bank may (i) accelerate and call immediately due and payable all of the unpaid principal, accrued interest and other sums due as of the date of default, (ii) impose the default rate of interest with or without acceleration, (iii) file suit against the Company or any Other Obligor, (iv) seek specific performance or injunctive relief to enforce performance of the Company’s obligations, (v) exercise any rights of a secured creditor under the Uniform Commercial Code, (vi) cease making advances or extending credit to the Company and stop and retract the making of any advances which the Company may have requested, and (vii) reduce the maximum amount the Company is permitted to borrow under the Revolving Credit Agreement. Provident Bank is also authorized, upon a default, but without prior notice to or demand upon the Company and without prior opportunity for the Company to be heard, to institute an action for replevin, with or without bond as Provident Bank may elect to obtain possession of any of the collateral.

     The Company and Provident Bank also agreed to extend the maturity of the Company’s $1.0 million auxiliary credit line from July 1, 2007 to December 31, 2007.
     The description of the Revolving Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by the Revolving Credit Agreement filed herewith as Exhibit 10.1, which is incorporated into this report by reference.
     In light of the Company’s non-compliance with the financial covenants contained in the Revolving Credit Agreement as of March 31, 2007 and June 30, 2007, the Company requested and received a waiver from Provident Bank for the non-compliance with these financial covenants as of March 31, 2007 and June 30, 2007. The Letter Agreement waiving such non-compliance is filed herewith as Exhibit 10.2 and incorporated into this report by reference.
     On June 29, 2007, the Company and each of The Arch C. Scurlock Children’s Trust (the “Trust”) and Nancy M. Scurlock agreed to amend the 8% Promissory Notes (the “Notes”), dated November 2, 1998 and November 5, 1998, respectively, to extend the maturity date of the Notes to July 1, 2009.
     Arch C. Scurlock, Jr., a beneficiary and trustee of the Trust, and John H. Gover, a trustee of the Trust, are members of the Company’s Board of Directors.
     The descriptions set forth above do not purport to be complete and are qualified in their entirety by the amendments to the Notes filed herewith as Exhibits 10.3 and 10.4, which are incorporated into this report by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Fourth Amended and Restated Loan and Security Agreement, dated as of June 29, 2007, by and among the Company, Halifax Engineering, Inc., Microserv LLC, Halifax AlphaNational Acquisition, Inc. and Provident Bank.

10.2	Letter Agreement, dated June 28, 2007, by and among the Company, Halifax Engineering, Inc., Microserv LLC, Halifax AlphaNational Acquisition, Inc. and Provident Bank.

10.3	Amendment to 8% Promissory Notes, dated November 2, 1998 and November 5, 1998, held by The Arch C. Scurlock Children’s Trust, dated June 29, 2007.

10.4	Amendment to 8% Promissory Notes, dated November 2, 1998 and November 5, 1998, held by Nancy M. Scurlock, dated June 29, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION
Date: July 2, 2007	By:	/s/ Joseph Sciacca
Joseph Sciacca
Vice President, Finance & CFO